UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Amendment No. 1

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]

Preliminary Information Statement

[  ]

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

FIRST ASIA HOLDINGS LIMITED

 (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]        No fee required

[  ]

$125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11

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Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.

Title of each class of securities to which transaction applies:

_________________________________________________________________

2.

Aggregate number of securities to which transaction applies:

_________________________________________________________________

3.

Per unit price or other underlying value of transaction computed pursuant to Exchange

            Act Rule 0-11

_________________________________________________________________

4.

Proposed maximum aggregate value of transaction

_________________________________________________________________

5.

Total fee paid

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[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

FIRST ASIA HOLDINGS LIMITED

INFORMATION STATEMENT

PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,

AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

INTRODUCTION

Dear Shareholder:

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and regulation 14C and Schedule C thereunder, this notice and information statement (the “Information Statement”) will be mailed out on or about August 22, 2016 (the “Mailing Date”) to the shareholders of record, as of August 12, 2016 (the “Record Date”), of First Asia Holdings Limited (hereinafter referred to as “we,” “us,” “our,” the “Company”), an Ontario corporation. This Information Statement is being circulated to advise the shareholders of Special Meeting of the Company’s shareholders.

On behalf of the Board of Directors, I cordially invite you to attend the Special Meeting of Shareholders of First Asia Holdings  Limited (the “Company”) to be held on September 23, 2016, at 1:00 p.m. local time, at Room 4903, Block A, Jinzhonghuan Commercial Building, No. 3037 Jintian Road, Futian District, Shenzhen, China, to act on the following matter:

1.

To consider and vote upon a proposal by the Board of Directors to amend the Company’s articles of incorporation for the purpose of completing a ten-for-one (10:1) share consolidation or reverse stock split of the Company’s issued and outstanding common stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You are urged to attend the meeting to assure that your vote is counted.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the amendments to the Company’s Articles of Incorporation. Only one Information Statement shall be delivered to multiple security holders sharing an address, unless contrary instructions have been received by the Company from one or more security holders. The Company will deliver, promptly upon written or oral request, a separate copy of the Information Statement, to a security holder at a shared address to which a single copy was delivered and will provide instructions to any such security holder as to how they can notify the Company of their wish to receive a separate copy.  Additional information about the Company is contained in its reports filed with the United States Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov/index.htm.

Sincerely,

Luk Lai Ching Kimmy, CEO and Director

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

to be held September 23, 2016

Dear Shareholders,

Notice is hereby given that a Special Meeting of the Shareholders of First Asia Holdings Limited, (the “Company”), will be held on September 23, 2016, at 1:00 p.m. local time at Room 4903, Block A, Jinzhonghuan Commercial Building, No. 3037 Jintian Road, Futian District, Shenzhen, China, to act on the following matters:

1.

To consider and vote upon a proposal by the Board of Directors to amend the Company’s articles of incorporation for the purpose of completing a ten-for-one (10:1) share consolidation or reverse stock split of the Company’s issued and outstanding common stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

You are urged to attend the meeting to assure that your vote is counted.

Dated as of this 22  day of August, 2016

By Order of the Board of Directors

Luk Lai Ching Kimmy

CEO and Director

FIRST ASIA HOLDINGS LIMITED

Suite 823-825

8/F Ocean Center, Harbour City

5 Canton Road

Tsimshatsui, Kowloon, Hong Kong.

INFORMATION STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

OF

FIRST ASIA HOLDINGS LIMITED

To be held on September 23, 2016

____________________________________________

GENERAL INFORMATION

This Information Statement is furnished in connection with a Special Meeting of the Shareholders called by the Board of Directors (the “Board”) of the Company to be held at Room 4903, Block A, Jinzhonghuan Commercial Building, No. 3037 Jintian Road, Futian District, Shenzhen, China, on September 23, 2016, at 1:00 pm local time, and at any and all postponements, continuations or adjournments thereof (collectively the “Meeting”).  This Information Statement and the accompanying Notice of Special Meeting will be first mailed or given to the Company’s shareholders on or about August 22, 2016.

All shares of the Company’s common stock (“Common Stock”), represented either in person or by proxy will be eligible to be voted at the Meeting.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

CURRENT INFORMATION ABOUT THE COMPANY

HISTORY AND DEVELOPMENT

First Asia Holdings Limited, (hereinafter referred to as “We,” “Us,”  “First Asia,” the “Company”, or the “Registrant”) is a publicly traded company whose shares trade on the OTCQB market (the “OTCQB”) under the trading symbol “FAHLF”.  The Company was organized under the laws of Ontario, in March 1993.   Currently, the Company, through its subsidiaries, is carrying on regulated money lending business and construction business in Hong Kong. The Company, through its subsidiaries (the “Group”) also owns a 19-story industrial/commercial building in Hong Kong. The Company is located at Suite 823-825, 8/F Ocean Center, Harbour City, 5 Canton Road, Tsimshatsui, Kowloon, Hong Kong.

On July 10, 2001, we filed a Form 10-SB registration statement with the Securities and Exchange Commission (“SEC”) which became effective on September 8, 2001.  Since such time, we have been subject to the reporting requirements of the Securities Exchange Act of 1934.

Prior to October 1, 2006, the Company’s business consisted exclusively of a computer distribution and custom assembled personal computer system business located in Ontario, Canada.  Subsequent to October 1, 2006, following a change of control in the Company, as reported on a Form 8-K filed with the SEC on August 2, 2006, the Company formed a wholly-owned subsidiary, Melo Biotechnology Limited (“Melo

HK”), a British Virgin Islands corporation, to engage in the sales of health products in Hong Kong and China.  Following the establishment of Melo Limited, on October 10, 2006, the Company entered into an Asset Sale, Purchase and Transfer Agreement with MIAD Information Systems Ltd., a Canadian corporation (“MIAD Information”).  Pursuant to the terms of the Asset Sale Agreement, the Company agreed to sell to MIAD Information, and MIAD Information agreed to purchase, all of the rights, properties, and assets used in the conduct of the Company’s computer distribution and custom assembled personal computer system business located exclusively in Ontario, Canada.  The transaction did not relate to or affect any of the Company’s other business operations.

On October 30, 2006, a majority of the shareholders of the Company approved a proposal submitted by the Board of Directors to: 1) change the Company’s name to “Melo Biotechnology Holdings Inc;” and 2) decrease the number of issued and outstanding shares of the Company through authorization of a 1:3 reverse stock split of all issued and outstanding shares, without causing a reduction in the total number of authorized shares. As disclosed on Form 8-K filed with the SEC on December 10, 2008, on December 4, 2008, the Company entered into and closed an Agreement for Share Exchange (the “Melo Exchange Agreement”) with Melo Limited, Melo International and the shareholders of the Melo International.  Pursuant to the terms of the Melo Exchange Agreement the Company issued a total of 22,127,000 shares of its restricted common stock to the shareholders of the Melo International in exchange for the transfer by them of all of the issued and outstanding common stock of Melo International to the Company’s wholly-owned subsidiary, Melo Limited, thereby making Melo International a wholly-owned subsidiary of the Company (the “Melo Share Exchange”).  Melo International engaged in the trading of health products. Through the closing of the Share Exchange, the Company succeeded to the business of Melo International.  The Company carried on the business of Melo International in addition to its other business operations. Due to the change in market environment and the unexpected departures of certain major distributors, the business of trading of health products deteriorated a lot in 2009. In 2010, the Group only maintained minimal trading activities.  The Company is no longer engaged in the business of trading health products.

On February 2, 2011, a special shareholders’ meeting was held and the resolution for changing the company name to “First Asia Holdings Limited” was passed. As disclosed on a Form 8-K filed with the Securities and Exchange Commission on February 18, 2011, on February 17, 2011, the Company entered into an Agreement for Share Exchange (the “Vagas Exchange Agreement”) with Vagas Lane Limited, a Marshall Islands corporation (“Vagas”), and First Asia Strategy Limited, a Marshall Islands corporation, (“FASL”) which is the sole shareholder of Vagas.  Pursuant to the terms of the Vagas Exchange Agreement, the Company agreed to issue a total of 18,000,000 shares of its restricted common stock, representing 43.5% of the enlarged share capital after completion and valued at approximately US$9,000,000, to FASL in exchange for the transfer by FASL of all of the issued and outstanding common stock of Vagas to the Company, thereby making Vagas a wholly-owned subsidiary of the Company (the “Vagas Share Exchange ”).  The parties closed the Share Exchange on February 23, 2011.Prior to completion of the Vagas Share Exchange, the Company had 23,364,134 shares of common stock issued and outstanding.  Immediately following completion of the Vagas Share Exchange, the Company had a total of approximately 41,364,134 shares of its common stock issued and outstanding.

Prior to the closing of the Vagas Share Exchange, Vagas entered into an agreement with the shareholders of Galaxy Garment Limited (“Galaxy”), a Hong Kong corporation pursuant to which Vagas agreed to purchase all of the issued and outstanding capital stock of Galaxy for a total of HK $140,000,000.  Galaxy’s primary asset is a block consisting of a 19-story industrial/commercial building located in Hong Kong valued at a price of HK$140,000,000.  Pursuant to the terms of the purchase agreement, on February 24, 2011, the Board of Directors of the Company authorized the issuance of a total of 10,283,000 shares of restricted common stock, valued at a price of US$0.50 per share, to two separate entities as partial consideration for the acquisition of the outstanding capital stock of Galaxy.  A total of

7,712,000 shares of restricted common stock, representing 14.9% of the enlarged share capital after completion, were issued to Sunford Limited, a Marshall Islands corporation, and a total of 2,571,000 shares of restricted common stock, representing 4.9% of the enlarged share capital after completion, were issued to Golden Tree Limited, a Marshall Islands corporation. Following the issuance of the Shares the Company has a total of 51,647,134 shares of common stock issued and outstanding. On February 28, 2011, Vagas completed the acquisition of the outstanding share capital of Galaxy. On February 28, 2011, Vagas delivered an additional cash payment of HK$10,012,741.10 (approximately US$1,285,825) to the shareholders of Galaxy and assumed the outstanding balance of HK$75,987,258.9 (approximately US $9,758,430) on the mortgage loan encumbering the property owned by Galaxy.  On November 20, 2014, the name of Galaxy Garment Limited was changed to First Asia Tower Limited.

On March 22, 2011, the Company completed a private placement offering, pursuant to which the Company raised a total of $722,258 through the sale of 1,444,516 shares of restricted common stock of the Company at a purchase price of $.50 per share. On March 31, 2011, the Company entered into a Stock Purchase Agreement with a third party pursuant to which the Company agreed to sell all of the capital stock of the Company’s wholly-owned subsidiary, Melo Limited, to the buyer for a purchase price of $200,000, plus the assumption by the buyer of all liabilities of Melo Limited and Melo International; all other receivables of Melo Limited as of March 31, 2011 shall be assigned to the Company.  The parties closed the Stock Purchase Transaction on March 31, 2011.  At closing of the Stock Purchase Transaction the Company sold all of the outstanding capital stock of Melo to the buyer. As a result of the closing of the Stock Purchase Transaction, the Company, is no longer engaged in the sales of health products in Hong Kong through Melo Limited.

On July 5, 2012, the Company set up two wholly-owned subsidiaries, namely, Giant Management Corporation Limited and Hotel Fund Limited. On December 11, 2012, upon the completion of an internal restructuring of group structure, the group’s interests in First Asia Finance Limited (100% interest), Hung Lee Development Limited (100% interest) and First Asia Estate Limited (60% interest) became directly held by the Company. At the same time, without the investments in First Asia Finance Limited, Hung Lee Development Limited and First Asia Estate Limited, Vagas Lane Limited’s entire issue capital was held by Hotel Fund Limited. The Company’s effective interests in each of the subsidiaries remain unchanged. There is no significant financial impact resulting from this internal restructuring.

The Chart below depicts the corporate structure of the Company as of September 30, 2015.  Except for First Asia Estate Limited which is a 60% subsidiary, the Company effectively owns 100% of the capital stock of all subsidiaries.

First Asia Holdings Ltd. (Canadian Co)

           100%

  100%                               60%                                   100%

First Asia Finance Ltd. (Hong Kong Co.)

Hung Lee Development Ld.

 (Hong Kong Co.)

Giant Management Corporation Ltd.

(Hong Kong Co.)

First Asia Estate Ltd.

(Hong Kong Co.)

                                                                100%

100%

Real Estate and Finance Fund

(Cayman Islands Co.)

     100%

Vagas Lane Ltd.

 (Marshall Islands Co)

    100%

10%

Paris Sky Ltd.

(Marshall Islands Co.)

90%

First Asia Tower Limited

(Hong Kong Co.)

BUSINESS

Overview

Currently, the Company, through its subsidiaries, is carrying on regulated money lending business and construction business in Hong Kong. The Company, through its subsidiaries (the “Group”) also owns a 19-story industrial/commercial building in Hong Kong. As of the date hereof, the Company has the following subsidiaries:

Name of subsidiary	Principal activity

First Asia Finance Ltd.	Regulated money lending business
in Hong Kong

First Asia Estate Ltd.	Regulated real estate agency business Hong Kong

Hung Lee Development Ltd.	Construction business

First Asia Tower Limited	Property investment

Vagas Lane Ltd.	Intermediate holding company

Paris Sky Ltd.	Intermediate holding company

Giant Management	Intermediate holding company
Corporation Limited

Real Estate and Finance Fund	Investment Holding

First Asia Finance Limited, First Asia Estate Limited, Hung Lee Development Limited, First Asia Tower Limited and Giant Management Corporation Limited are incorporated in Hong Kong. Vagas Lane Limited and Paris Sky Limited are Marshall Islands corporations while Hotel Fund Limited is a Cayman Islands corporation.

Apart from First Asia Estate Limited which is 60% owned, all the other subsidiaries are 100% owned by the company.

Apart from the Hong Kong head office, the company has small representative offices in China, Singapore, Malaysia. However, all these representative offices are cost centers only. In geographical terms, the Group only operates in Hong Kong.

BUSINESS DESCRIPTION

The principal activities of the major subsidiaries are as follows:

1) Regulated money lending business in Hong Kong

Our regulated money lending business in Hong Kong is carried on by our wholly-owned subsidiary, First Asia Finance Limited (“FAF”). FAF has obtained the Money Lenders License for carrying on money lending business in Hong Kong.  We have to renew our license with Hong Kong Government every year. We are in a competitive market with growing demand for short term funding. Our business has benefited from the fact that commercial banks have implemented relatively stringent credit policies to small and medium sized enterprises and private individuals. Companies and individuals who fail to obtain funding from banks have turned to us for short term funding to meet their immediate needs.

FAF’s main target customers are those who are unable to obtain bank loans for a number of reasons e.g. lack of verifiable income proof. Our lending policy is relatively less stringent than banks but is nonetheless effective in minimizing our credit risk. For example, we will carefully consider the granting of loans to such individuals by taking into account their existing assets as collateral to the loan and our ability to impose charges on those assets. Potential borrowers are interviewed and we will investigate into their credit history, income source, and overall ability to repay loan.  FAF grants collateral-backed loans in respect of assets that can be easily identified, accurately valued and legally charged.  In most cases, we accept real estate (including buildings and land use rights) as collateral from small and medium sized enterprises and private individuals.  We target at low to medium risk borrowers and interest rates will be charged up to the statutory cap of 60% per annum depending on the risk profile of a particular borrower.

We principally offer the following loan products:

1)

First Mortgage Loans: Loans that are secured by first mortgage on the borrowers’ real estates;

2)

Subordinated Mortgage Loans: Loans that are secured by mortgages subordinated to first or higher ranking mortgages charged on the borrowers’ pledged real estates; and

3)

Unsecured Personal Loans: Unsecured loans granted to individuals.

We recognize the importance of internal control and risk management for the efficient running of our money lending operations.  To minimize risks, we conduct credit checks on borrowers through searches of credit reports, litigation searches to check whether the potential borrower is subject to enforcement proceedings.  In order to further manage our risks, we also engage independent professional appraisers for valuation where necessary and keep our loan-to-value ratio at approximately 40-60%.  For corporate borrowers, we will also inspect the borrower’s audited financial statements for the previous financial years and monthly financial statements, and its most recent tax returns.

While commercial banks in Hong Kong usually have lengthy and complicated approval processes which can take more than one month for loan applications, many small to medium sized enterprises and individuals with debt-free assets are unable to obtain a short term loan to meet their immediate liquidity needs.  Therefore, strong demand exists for our business.  In most cases, with all our lending criteria satisfied, we are able to approve and grant short term loans within one to three days.

The management of the Company is optimistic on the future of this business. Since recent months, Hong Kong’s economy is on the gradual downward trend. The commercial banks are further tightening their credit policy. This will increase the demand for FAF’s services. With our sophisticated credit control, the increasing demand will definitely enhance our financial performance.

Both first and subordinated mortgage loans are bearing annual interest ranging from 6% to 30% with loan period ranging from 24 to 84 months. All mortgage loans are secured by collaterals in form of interest in real estates. Personal loans are bearing interest ranging from 24% to 48% with loan period up to 12 months. All personal loans are unsecured.

2) Construction business

Our wholly-owned subsidiary Hung Lee Development Limited (“HLD”) is primarily responsible for providing building design, construction and renovation services as well as construction related consultancy services to our customers. Prior to becoming a subsidiary of the Group, HLD has been the contractor of several luxury bungalow development projects in the rural area of Hong Kong.

HLD used to have contracted a team of architects and interior and exterior designers who have extensive experience in the building and construction industry.  Our marketing and sales team maintains active communication with clients to try to market our quality services.  We also evaluate and assess the specific requirements of our clients to enhance client satisfaction and secure customer loyalty.

HLD also used to have an established network of sub-contractors whom we engage to provide building related services.  We maintain strong relationship with our sub-contractors and material suppliers so as to ensure timely delivery of products and services to our clients, if necessary.  At the same time, we can receive referrals from contractors for remodeling and new construction projects.

However, since joining the Group, Hong Kong Government has implemented certain unexpected measures to cool down the property market. As of date of this report, the measures are still in effect. HLD has great difficulty in finding suitable bungalow development project in the rural area of Hong Kong. In recent 3 years, HLD is therefore dormant.

3) Licensing Out of First Asia Tower

One of the major assets of our Group is the First Asia Tower (“FAT”), located at No. 8, Fui Yiu Kok Street, Tsuen Wan, New Territories, Hong Kong.  The subject property is a 19-story building and is situated at the southeastern side of Fui Yiu Kok Street in the south-eastern part of Tsuen Wan District, Hong Kong. Developments in the vicinity comprise newly built high-rise residential towers.  Tsuen Wan District is undergoing gradual transition with aged industrial buildings being redeveloped into high-rise residential apartments or modern industrial and commercial office buildings. This greatly increases the potential of appreciation of fair value of FAT. The management has granted a license to a third party to use the space of the Building since August 2011 with a monthly fee of US$57,500.

4) Regulated real estate agency business

Our regulated real estate agency business in Hong Kong is carried on by our 60%-owned subsidiary, First Asia Estate Limited (“FAE”). FAE has obtained the Real Estate Agency License for carrying on real estate agency business in Hong Kong.  We have to renew our license with Hong Kong Government every year. Currently, the focus of our Group is not in this field. During the current year, this segment has been dormant.

Since joining the Group, Hong Kong Government has implemented certain unexpected measures to cool down the property market. As of date of this report, the measures are still in effect. For the sake of shareholders, the management has decided not to focus on this business. In the recent 3 years, this subsidiary has been dormant.

CURRENT DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal positions with the Company held by such persons and the date such persons became a director or executive officer. The executive officers are elected annually by the Board of Directors. The directors serve one year terms or until their successors are elected.

The directors and executive officers currently serving the Company are as follows:

Name	Age	Position	Tenure

Luk Lai Ching Kimmy	51	Chief Executive Officer, Director and Chairman	Since April 2011
Kwok Man Yee Elvis	35	Director and Chief Financial Officer	Director since April 2015 (Chief Financial Officer since June 2016)

Biographical Information

Ms. Luk Lai Ching Kimmy.  Ms. Luk Lai Ching Kimmy, age 51, is a director of the Company.  In addition to serving as a director of the Company, she also serves as the executive director of First Asia Strategy Limited, a company whose principal business operations are focused on investment holding.  Ms. Luk Lai Ching Kimmy has over 10 years of experience in marketing and promoting real estate projects in Hong Kong.  She was appointed to the Board of Directors of the Company for her significant experience in the Hong Kong real estate industry. From April 2004 to present, Ms. Luk has been the Vice President of Royal Tactics Consultancy Limited which is located in Hong Kong and is principally engaged in provision of consultancy services in relation to real estate projects. As Vice President of Royal Tactics Consultancy Limited, Ms. Luk was responsible for promoting the implementation and completion of real estate projects in Hong Kong and South East Asia.

Mr. Kwok Man Yee Elvis.  Mr. Kwok Man Yee Elvis, age 35, has his career commenced in Citibank N.A in year 2003 where he was employed to analyze complex financial information thus proper risk managements could be made.  He then further elevated his career by moving ABN Amro Bank Wealth management department, where he sharped his financial analytic skills in addition to obtaining valuable knowledge in credit analysis and marketing strategies.  After gaining enough experiences in the financial industry, Mr. Kwok brought his well-learned skills into the field of real estate development.  He started his three year employment in China Realty Company in year 2009.  During his term in office, he was generated and maintained the HNW individual clients for mainland China Market by directing over 100 property staff to develop, implement and adhere programs and policies. In year 2012, Mr. Kwok became the core member of The Dessert Kitchen Holding Limited's financial management team.  It has been his responsibilities to maintain and ensure integrity of all accounting data and direct all aspects of group financial management.

Family Relationship

There are no family relationships between any of the current directors or officers of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth, as of September 30, 2015, the ownership of each executive officer and director of the Company, and of all executive officers and directors of the Company as a group. Except as otherwise noted, each person listed below is a sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other right to acquire additional securities of the Company except as may be otherwise noted.

Title and Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of class(3)
Common	Luk Lai Ching Kimmy (1) (2) Director and Chairman Suite 823-825, 8/F Ocean Center, Harbour City, 5 Canton Road Tsim Sha Tsui, Kowloon Hong Kong	14,334,000	15.9%

Common	First Asia Strategy Limited Suite 823-825, 8/F Ocean Center, Harbour City, 5 Canton Road Tsim Sha Tsui, Kowloon	18,435,000	20.5%
Common	Huge Team Investments Limited(4) Suite 823-825, 8/F Ocean Center, Harbour City, 5 Canton Road Tsim Sha Tsui, Kowloon	13,000,000	14.5%
Common	Sunford Limited(5) Flat A & B, 26/F, Tower 12, Tierra Verde, 33 Tsing King Road, Tsing Yi, New Territories, Hong Kong	7,712,000	8.6%
Common	All Directors and executive officers	14,334,000	15.9%

(1)

Ms. Luk Lai Ching Kimmy is currently the Chairman, Chief Executive Officer and director of the Company. Ms Luk owns 40% of each of the following shareholders of the Company:

Corporate Shareholders	Share Ownership in the Company

First Asia Strategy Limited	18,435,000
Huge Team Investments Limited	13,000,000
Marmaduke Assets Management Limited	1,100,000
Jennipher Investments Inc.	1,100,000
Ganarow Investments Limited	1,100,000
Top Bloom Investment Limited	1,100,000
TOTALS	35,835,000

Mr Sun Cheuk Pak Alan the beneficial owner of 60% of each of the above corporate shareholders.

(2)

The other director of the Company, Mr. Kwok Man Yee Elvis does not beneficially own any common stock of the Company.

(3)

Based upon 89,885,666 shares issued and outstanding as of June 30, 2016

(4)

Huge Team Investments Limited, a British Virgin Islands company based in Hong Kong, is 40% owned by   Ms Luk Lai Ching Kimmy. The other 60% interest is owned by Mr Sun Cheuk Pak Alan.

(5)

Sunford Limited is a Marshall Islands company based in Hong Kong.  Mr Kuthoor Shanty Bernard makes decisions as to the voting and disposition of the securities owned by Sunford Limited.

RECORD DATE

Shareholders of record at the close of business on August 12, 2016, are entitled to notice of the meeting and to vote at the meeting.  As of the Record Date, 102,621,619 shares of the Company’s Common Stock (the “Common Stock”) were issued and entitled to vote at the Meeting.

VOTING

As of the date hereof, the Company has outstanding 102,621,619 common shares without nominal or par value, each carrying the right to one vote per share.  As of August 12, 2016, such shares were held by a total of approximately 680 shareholders of record.

In accordance with the provisions of the Ontario Business Corporations Act (the “OBCA” or the “Act”) the Company will prepare a list of shareholders as of the Record Date. In accordance with the voting rights attached to the common shares, each shareholder named in the list will be entitled to vote on all matters coming before the meeting for which such shareholder is entitled to vote, the shares shown opposite his or her name on the list, except to the extent that (i) the shareholder has transferred his or her shares after the Record Date; and (ii) the transferee of those shares produces properly endorsed share certificates or otherwise establishes that he or she owns the shares and demands, not later than 10 days before the Meeting, that his or her name be included in the list of shareholders before the Meeting, in which case the transferee will be entitled to vote his or her shares at the Meeting.

The failure of a shareholder to receive the Notice of Meeting does not deprive him or her of the right to vote at the Meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the Company’s CEO, who will serve as the Inspector of Elections (the “Inspector”).  The Inspector will also determine whether or not a quorum is present.  In general, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under the Act for approval of proposals presented to shareholders.  The Company’s Bylaws and the Act provide that a quorum consists of the holders of a majority of the shares outstanding and entitled to vote and present or represented by proxy at the meeting.

The Company is not soliciting proxies for the Meeting because it has determined that it is not necessary to do so in order to establish a quorum or to have sufficient votes to approve the proposed reverse stock split.  Company management has received assurances from shareholders holding approximately 58.5% of the Company’s issued and outstanding common stock indicating that they expect to attend the shareholder meeting in person and to vote their shares in favor of the proposed action.

The Inspector will treat express abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not treat express abstentions as votes in favor of approving any matter submitted to shareholders for a vote.

The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the provisions of the OBCA concerning voting of shares and determination of a quorum.

MATTERS TO BE ACTED UPON

PROPOSAL ONE

REVERSE STOCK SPLIT

Overview

On July 22, 2016 the Company’s Board of Directors approved a proposal to decrease the number of issued and outstanding shares of the Company through authorization of a 1:10 reverse stock split of all issued and outstanding shares, without causing a reduction in the total number of authorized shares. The Company currently has a total of 102,621,619 shares issued and outstanding.  In the event the proposed reverse split is approved, the total number of issued and outstanding shares will be reduced to approximately 10,262,162 shares.

The Reverse Split will affect all of the holders of all classes of the Company’s common stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares.  The Reverse Split will not cause a reduction in the Company’s authorized shares of common stock.

All share certificates which are in existence as of the close of business on the Effective Date, representing issued and outstanding shares of common stock of the Corporation, shall, until surrendered to the Corporation's transfer agent for cancellation, represent 1/10 of the Corporation’s common stock for each share previously specified thereon.  The Corporation’s transfer agent is: Manhattan Transfer Registrar Company.

Reasons for the Reverse Stock Split

The Board of Directors is recommending that the Company implement a 1:10 reverse stock split to reduce the number of the Company’s issued and outstanding common shares. The Board believes that a reduction in the number of issued and outstanding shares may result in an increase in the market price of the common shares. If the reverse stock split is approved, the Board believes that the resulting reduction in the number of outstanding shares of common stock may encourage greater interest in the Company’s common stock by the investment community and as a result lead to an increase in the market price of the common stock.

Risks Associated With the Reverse Stock Split

The reverse stock split may not result in the benefits described above under the heading “Reasons for the Reverse Stock Split.” Specifically, the market price of the Company’s common stock immediately after the effective date of the proposed reverse stock split may not be maintained for any period of time or may not approximate ten times the market price of the Company’s common stock before the reverse stock split. Accordingly, the total market capitalization of the common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the common stock following the reverse stock split may not exceed or remain higher than the current market price. As a result, the reverse stock split could further adversely affect the market price of our common stock.

Effects and Mechanics of the Reverse Stock Split

If the reverse stock split is approved, every 10 shares of the Company’s common stock owned by a shareholder would automatically be converted into one new share of the Company’s common stock. In the event that the reverse split results in fractional shares of stock, those fractional shares will be rounded up to the nearest whole number.

Dissenter’s Rights

The general corporation law of Ontario, Canada does not provide for dissenter’s rights of appraisal in connection with the above described actions.

Board of Directors Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

ADDITIONAL INFORMATION

If you have any questions about the actions described above, you may contact Ms Kimmy Luk, at Suite 823-825, 8/F Ocean Center, Harbour City, 5 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong. We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

We filed our annual report for the fiscal year ended September 30, 2015 on Form 10-K with the SEC. A copy of the annual reports on Form 10-K (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any shareholder to the Company at Suite 823-825, 8/F Ocean Center, Harbour City, 5 Canton Road, Tsim Sha Tsui, Kowloon, Hong Kong. Copies of all exhibits to the annual reports on Form 10-K are available upon a similar request, subject to payment of a $.50 per page charge to reimburse us for expenses in supplying any exhibit.

By Order of the Board of Directors,
/s/ Luk Lai Ching Kimmy

Luk Lai Ching Kimmy, Chairman and Director